EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,385	$—	$—	$2,385
Finance revenues	—	60	(24)	36
Sales and revenues, net	2,385	60	(24)	2,421
Costs of products sold	2,045	—	—	2,045
Restructuring charges	3	—	—	3
Asset impairment charges	7	—	—	7
Selling, general and administrative expenses	219	23	(1)	241
Engineering and product development costs	79	—	—	79
Interest expense	60	20	(3)	77
Other expense (income), net	24	(7)	(20)	(3)
Total costs and expenses	2,437	36	(24)	2,449
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(50)	24	—	(26)
Equity income (loss) from financial services operations	15	—	(15)	—
Income (loss) from continuing operations before income taxes	(35)	24	(15)	(26)
Income tax benefit (expense)	2	(9)	—	(7)
Net income (loss)	(33)	15	(15)	(33)
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(42)	$15	$(15)	$(42)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,169	$—	$—	$2,169
Finance revenues	—	55	(16)	39
Sales and revenues, net	2,169	55	(16)	2,208
Costs of products sold	2,014	—	—	2,014
Restructuring charges	3	—	—	3
Asset impairment charges	18	—	—	18
Selling, general and administrative expenses	216	24	(1)	239
Engineering and product development costs	90	—	—	90
Interest expense	65	17	—	82
Other expense (income), net	37	(8)	(15)	14
Total costs and expenses	2,443	33	(16)	2,460
Income (loss) before equity income from financial services operations and income taxes	(274)	22	—	(252)
Equity income (loss) from financial services operations	14	—	(14)	—
Income (loss) from continuing operations before income taxes	(260)	22	(14)	(252)
Income tax benefit (expense)	20	(8)	—	12
Income (loss) from continuing operations	(240)	14	(14)	(240)
Income from discontinued operations, net of tax	1	—	—	1
Net income (loss)	(239)	14	(14)	(239)
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(248)	$14	$(14)	$(248)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$583	$37	$—	$620
Marketable securities	150	25	—	175
Restricted cash	26	89	—	115
Finance and other receivables, net	512	2,500	(589)	2,423
Inventories	1,336	16	—	1,352
Goodwill	38	—	—	38
Property and equipment, net	1,221	253	—	1,474
Investments in and advances to financial services operations	573	—	(573)	—
Investments in non-consolidated affiliates	67	—	—	67
Deferred taxes, net	157	16	—	173
Other assets	320	28	—	348
Total assets	$4,983	$2,964	$(1,162)	$6,785
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,895	$24	$(589)	$1,330
Debt	2,929	2,153	—	5,082
Postretirement benefits liabilities	2,877	39	—	2,916
Other liabilities	1,970	175	—	2,145
Total liabilities	9,671	2,391	(589)	11,473
Redeemable equity securities	1	—	—	1
Stockholders' equity attributable to non-controlling interest	31	—	—	31
Stockholders' equity (deficit) attributable to controlling interest	(4,720)	573	(573)	(4,720)
Total liabilities and stockholders' equity (deficit)	$4,983	$2,964	$(1,162)	$6,785

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$440	$57	$—	$497
Marketable securities	578	27	—	605
Restricted cash	22	149	—	171
Finance and other receivables, net	579	2,650	(613)	2,616
Inventories	1,303	16	—	1,319
Goodwill	38	—	—	38
Property and equipment, net	1,294	268	—	1,562
Investments in and advances to financial services operations	698	—	(698)	—
Investments in non-consolidated affiliates	73	—	—	73
Deferred taxes, net	183	17	—	200
Other assets	335	27	—	362
Total assets	$5,543	$3,211	$(1,311)	$7,443
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,144	$33	$(613)	$1,564
Debt	2,958	2,266	—	5,224
Postretirement benefits liabilities	2,916	40	—	2,956
Other liabilities	2,143	174	—	2,317
Total liabilities	10,161	2,513	(613)	12,061
Redeemable equity securities	2	—	—	2
Stockholders' equity attributable to non-controlling interest	34	—	—	34
Stockholders' equity (deficit) attributable to controlling interest	(4,654)	698	(698)	(4,654)
Total liabilities and stockholders' equity (deficit)	$5,543	$3,211	$(1,311)	$7,443

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(33)	$15	$(15)	$(33)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	58	—	—	58
Depreciation of equipment leased to others	9	12	—	21
Amortization of debt issuance costs and discount	6	3	—	9
Deferred income taxes	(12)	—	—	(12)
Asset impairment charges	3	4	—	7
Equity in loss of non-consolidated affiliates	(2)	—	—	(2)
Equity in income of financial services affiliates	(15)	—	15	—
Dividends from financial services operations	125	(125)	—	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	57	(57)	—	—
Other, net	(346)	80	—	(266)
Net cash used in operating activities	(143)	(68)	—	(211)
Cash flows from investing activities
Purchases of marketable securities	(140)	—	—	(140)
Sales of marketable securities	506	1	—	507
Maturities of marketable securities	63	—	—	63
Net change in restricted cash and cash equivalents	(3)	56	—	53
Capital expenditures	(17)	—	—	(17)
Purchase of equipment leased to others	3	(13)	—	(10)
Other investing activities	—	1	—	1
Net cash provided by investing activities	412	45	—	457
Net cash used in financing activities	(109)	—	—	(109)
Effect of exchange rate changes on cash and cash equivalents	(17)	3	—	(14)
Increase (decrease) in cash and cash equivalents	143	(20)	—	123
Cash and cash equivalents at beginning of the period	440	57	—	497
Cash and cash equivalents at end of the period	$583	$37	$—	$620

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(239)	$14	$(14)	$(239)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	55	—	—	55
Depreciation of equipment leased to others	21	10	—	31
Amortization of debt issuance costs and discount	11	3	—	14
Deferred income taxes	(18)	—	—	(18)
Asset impairment charges	18	—	—	18
Equity in income of financial services affiliates	(14)	—	14	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	(83)	83	—	—
Other, net	(121)	165	—	44
Net cash provided by (used in) operating activities	(368)	275	—	(93)
Cash flows from investing activities
Purchases of marketable securities	(378)	—	—	(378)
Sales of marketable securities	521	—	—	521
Maturities of marketable securities	57	—	—	57
Net change in restricted cash and cash equivalents	5	(29)	—	(24)
Capital expenditures	(21)	—	—	(21)
Purchase of equipment leased to others	(16)	(33)	—	(49)
Other investing activities	1	7	—	8
Net cash provided by (used in) investing activities	169	(55)	—	114
Net cash used in financing activities	(3)	(203)	—	(206)
Effect of exchange rate changes on cash and cash equivalents	(22)	1	—	(21)
Increase (decrease) in cash and cash equivalents	(224)	18	—	(206)
Cash and cash equivalents at beginning of the period	727	28	—	755
Cash and cash equivalents at end of the period	$503	$46	$—	$549